SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2010

Date of Report
(Date of Earliest Event Reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	90-0294361
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Oude Vest 4
4811 HT,  Breda
The Netherlands

(Address of principal executive offices)

011-31-630 048 023

 (Registrant's telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 25, 2010, Mr. Joannes Coenradus Maria Hovers was appointed, by Mr. Dirk L. Benschop, as a non-executive (supervisory) director of Teleconnect Inc. to fill a vacancy on the Board of Directors of Teleconnect Inc. Mr. Hovers is currently sixty six years of age and of Dutch nationality.

Mr. Benschop and his advisors saw in Mr. Hovers a seasoned successful executive board member with extensive experience in corporate governance, expansion and publically traded companies.  Mr. Hovers, former CEO of Stork NV and former member of the Supervisory board of the DUTCH CENTRAL BANK (DNB NV), obtained his Ph.D. in Econometrics from Tilburg University, The Netherlands in 1972.

Mr Hovers currently holds these other Supervisory Board positions:

•	Member Supervisory Board Randstad Holding Netherlands BV
•	President of Supervisory Board Public Transport Amsterdam (GVB), incl. MEA NV
•	President of Supervisory Board Kusters Engineering NV
•	President of Supervisory Board Inter Access NV
•	President of Supervisory Board MPS NV
•	President of Supervisory Board NEM Holding BV
•	President of Supervisory Board SMEVA NV
•	President of Supervisory Board Royal Ten Cate NV
•	President of Supervisory Board Schuitema NV
•	President Goyer Golf and Country Club
•	Administration offices and protection foundations member SBM NV
•	Administration offices and protection foundations member Smit Internationale NV
•	Administration offices and protection foundations member Brill NV
•	Administration offices and protection foundations member Nedap NV

Mr. Hovers will oversee and advise on all corporate governance issues as well as provide recommendations on Teleconnect’s current intentions to expand its business.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2010	Teleconnect Inc.

/s/ Dirk L. Benschop
Dirk L. Benschop,
Chief Executive Officer and President